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                                                                 Exhibit 10.2.55

                          AGREEMENT, RELEASE AND WAIVER

         THIS AGREEMENT, RELEASE AND WAIVER (the "Agreement") is a contract between the undersigned employee ("you") who is being involuntarily and without cause, separated from employment on March 31, 2000 (the "Effective Date of Termination") and your employer, Neoprobe Corporation ("Neoprobe").

         WHEREAS, Neoprobe is eliminating substantially all in-house sales and marketing activities and as a result your job is affected;

         WHEREAS, the Parties desire to fully and completely settle and dispose of any and all claims of whatever kind or nature which you ever had, may now have or may hereafter have against Neoprobe, whether known or unknown;

         NOW THEREFORE, the Parties hereto agree as follows:

1. BENEFITS: In consideration for signing this Agreement, you will receive the following benefits (the "Severance Benefits").

         A. SEVERANCE PAY: Neoprobe agrees to pay you a lump sum payment of $200,417 which is equal to thirteen (13) months based on your current annual salary. Unless otherwise instructed by you, this amount shall be paid on April 15, 2000.

         B. NEOPROBE PROPERTY: You shall be entitled to retain the following Neoprobe property: desk lamp and the "Personal Computer" provided to you by Neoprobe, provided that you certify in writing to Neoprobe that you have deleted all confidential and proprietary Neoprobe information according to instructions provided to you by Neoprobe. Once Neoprobe receives the certification, the computer shall not be considered "Neoprobe property" within the meaning of Paragraph 10(ii) below. As used herein the term "Personal Computer" means the CPU, Monitor, Key Board, Printer and Mouse. Employee and Neoprobe shall mutually agree to the timing of the removal of the above-described items from the premises of Neoprobe.

2. COBRA. You acknowledge receipt of notice of your right to elect continued health care coverage in accordance with the provisions of the federal Consolidated Omnibus Budget & Reconciliation Act, as amended ("COBRA"). In the event that you exercise your COBRA right to continue coverage under Neoprobe's group health insurance policy, Neoprobe agrees to continue to pay a portion of the premiums for such coverage in the amount of $564.03 per month through December 31, 2000. Your portion of the premiums will be $75.00 per month during this period. Thereafter, if you wish to continue such coverage for the remainder of the 9 month COBRA period, you must do so completely at your own expense.

3. CHANGE OF CONTROL SEVERANCE. You will be entitled to receive additional severance benefits as follows:

         In the event of a "Change of Control" (as that term is defined in the Severance Agreement dated October 23, 1998, a copy of which is attached as Exhibit A) of Neoprobe occurs within eight (8) months of the Effective Date of Termination, you shall be entitled to receive an additional severance payment of $92,500, equal to six (6) months of your annual base salary as of the Effective Date of Termination.

         Unless otherwise agreed to by the Parties, the severance payment described in this Paragraph 4 shall be paid in a lump sum within fifteen (15) days of the Change of Control event. Unless otherwise agreed to by the Parties, the severance payment described in this Paragraph 3 shall be paid in a lump sum within fifteen (15) days of the Change of Control event. Any Change of Control transaction begun during the period described in Paragraph 3 and which is completed within four
         (4) months thereafter shall be considered to be within the applicable period stated in this Paragraph 3. As an example, if a Change of Control transaction described in Paragraph 3 began on October 31, 2000 but did not close until February 1, 2001, you would be entitled to receive the severance payment specified in Paragraph 3.


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4.       CHANGE OF CONTROL LIFE AND HEALTH BENEFITS. In the event of a Change of
         Control of Neoprobe as described in Paragraph 3 above, you shall be eligible to continue to participate in the life and health insurance programs of Neoprobe or participate in the life and health insurance programs of the controlling Person for the remainder of COBRA period available to you if any; provided that Neoprobe makes no representations that it will have a group health plan or that the controlling Person will agree to include you under its group health plan; further provide that Neoprobe will use its best efforts to require the controlling Person to honor the provisions of this Paragraph 4.

5. 401(k) PLAN. You shall receive all monies to which Employee is entitled under Neoprobe's 401(k) Plan in accordance with the terms thereof.

6. UNEMPLOYMENT BENEFITS. Neoprobe agrees not to contest any claim for unemployment benefits, which Employee might file as a result of Employee's separation from Neoprobe on March 31, 2000. However, Neoprobe expressly waives any commitment that it is warranting or guaranteeing Employee's receipt of such unemployment benefits inasmuch as that determination is solely within the province of the Ohio Bureau of Employment Services.

7. STOCK OPTIONS. Neoprobe agrees that you shall be eligible to exercise any stock options to which Employee may be entitled under the Neoprobe Stock Purchase Plan in accordance with the terms thereof.

8. INSURANCE. Employee's coverage under Neoprobe's disability insurance plan shall terminate as of March 31, 2000, and you may have the right to convert such coverage to your own individual plan if provided for under, and in accordance with, the terms of, such plan. Your coverage under Neoprobe's life insurance plan shall terminate as of December 31, 2000 and you may have the right to convert such coverage to your own individual plan if provided for under, and in accordance with, the terms of, such plan.

         9. RELEASE. In consideration for the Severance Benefits specified in Paragraph 1 above as well as the other benefits set forth herein, you hereby release and discharge Neoprobe Corporation, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees and agents (hereinafter collectively referred to as "Releases"), both individually and in their official capacity, from all claims, actions and causes of action of any kind, which you, or your agents, executors, heirs, or assigns ever had, now have, or may have, whether known or unknown, as a result of your employment by or termination of employment from Neoprobe. With the exception of any action that the law prevents an employee from waiving by agreement, your covenants and releases set forth in this Agreement include a waiver of any and all rights or remedies which you ever had, may now have or may hereafter have against Neoprobe in tort or in contract, or under any present or future federal, state or local statute or law, including, but not limited to: any action or cause of action asserted or which could have been asserted under Ohio's Laws Against Discrimination, O.R.C. Chapter 4112; O.R.C. Section 4101.17; Title VII of the 1964 Civil Rights Act, 42 U.S.C. Section 2000e, et seq.; the 1866 Civil Rights Act, 42 U.S.C. Section 1981; the Civil Rights Act of 1991, PL. 102-166; the 1967 Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., as amended by the Older Workers Benefit Protection Act; the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.; the Fair Labor Standards Act of 1938, 29 U.S.C. Section 201, et seq.; the Equal Pay Act, 29 U.S.C. Section 206(d); the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601, et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 553, et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001, et seq.; the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Section 1161, et seq.; Ohio's Workers' Compensation Law; any claims for wrongful discharge, unjust dismissal, or constructive discharge; any claims for breach of any alleged oral, written or implied contract of employment; any claims for emotional distress or other torts; any claims for salary, severance payments, bonuses or other compensation of any kind; any claims for benefits; claims for libel, slander defamation and attorneys' fees; and any other claims under federal, state, or local statute, law, rule or regulation. BY SIGNING THIS AGREEMENT, YOU GIVE UP ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR RECEIVE A RECOVERY ON ANY CLAIM AGAINST NEOPROBE AND THOSE ASSOCIATED WITH NEOPROBE BASED ON ANY ACTIONS, FAILURES TO ACT, STATEMENTS, OR EVENTS OCCURRING PRIOR TO THE DATE OF THIS



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         AGREEMENT, INCLUDING CLAIMS THAT IN ANY WAY ARISE FROM OR RELATE TO
         YOUR EMPLOYMENT WITH NEOPROBE OR THE TERMINATION OF THAT EMPLOYMENT, WITH THE EXCEPTION OF ANY CLAIM THAT NEOPROBE BREACHED ITS COMMITMENTS UNDER THIS AGREEMENT.

10. RETURN OF NEOPROBE PROPERTY. Whether or not you sign this Agreement, you, as a terminating employee, are reminded that you must return to Neoprobe, (i) all Neoprobe documents, and other tangible items, and any copies, that are in your possession or control and which contain confidential information in written, magnetic or other form and shall have not given such documents, items, or copies to anyone other than another Neoprobe employee; and (ii) subject to the provisions of Paragraph 1(B) herein, all other Neoprobe property within Employee's possession including, but not limited to, office keys, identification badges or passes, Neoprobe credit cards, and computer equipment and software.

11. NEOPROBE PROPRIETARY INFORMATION AGREEMENT. Whether or not you sign this Agreement, you, as a terminating employee, are reminded that the Proprietary Information Agreement (the "Proprietary Agreement") entered into between Neoprobe and yourself remains in full force and effect after termination of your employment. Under the Proprietary Agreement, you have a continuing obligation to maintain the confidentiality of all confidential, proprietary and trade secret information which you obtained during your employment with Neoprobe.

12. DUTY OF CONFIDENTIALITY. You recognize that Neoprobe possesses certain business and financial information about its operations, information about new or envisioned products or services, manufacturing methods, product research, product specifications, records, plans, prices, costs, customer lists, concepts and ideas, and is the owner of proprietary rights in certain systems, methods, processes, procedures, technical and non-technical information, inventions, machinery, research and other things which constitute valuable trade secrets of Neoprobe. You acknowledge that you have been employed in positions in which you have had access to such information and that Neoprobe has a legitimate interest in protecting such confidential and proprietary information in order to maintain and enhance a competitive edge within its industry. Accordingly, you agree that you will not use or remove, duplicate or disclose, directly or indirectly, to any persons or entities outside Neoprobe any information, property, trade secrets or other things of value which have not been publicly disclosed. In the event that you are requested or required in a judicial, administrative or governmental proceeding to disclose any information that is the subject matter of this Paragraph 11, you will provide Neoprobe with prompt written notice of such request and all related proceedings so that Neoprobe may seek an appropriate protective order or remedy or, as soon as practicable, waive your compliance with the provisions of this Paragraph 11. You acknowledge that you have carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred to Neoprobe under this Paragraph 10 and hereby agree that the same are reasonably designed to eliminate competition which otherwise would be unfair to Neoprobe, do not stifle the inherent skill and experience of you, would not operate as a bar to your sole means of support, are fully required to protect the legitimate interests of Neoprobe and do not confer a benefit upon Neoprobe disproportionate to the detriment of you.

13. BREACH. If you agree that if you violate any part of this Agreement or your Proprietary Agreement, you will not be entitled to the Severance Benefits described herein. You further agree that any breach or threatened breach by you of this Agreement cannot be remedied solely by the recovery of damages and Neoprobe shall therefore be entitled to an injunction against such breach or threatened breach without posting any bond or other security. Nothing herein, however, shall be construed as prohibiting Neoprobe from pursuing all its available rights, in law or equity for such breach or threatened breach, including the recovery of damages. In the event that you breach any of the promises made in this Agreement, and Neoprobe defends or pursues any charge, suit, complaint, claim or grievance as a result thereof, you shall be liable to Neoprobe for all damages, attorneys' fees, expenses and costs (including discovery costs) incurred by Neoprobe in defending or pursuing the same.




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14.      CONFIDENTIALITY OF THIS AGREEMENT: You agree that you will not reveal the existence of this Agreement, nor any terms thereof, to any person, entity, or organization, except to his immediate family, to his attorney, or as may be required by law. Neoprobe agrees that it will not reveal the existence of this Agreement, nor any terms thereof, to any person, entity, or organization, except to employees of Neoprobe who have a need to know or as may be required by law.

15.      PERIOD OF REVIEW AND OTHER CONSIDERATIONS:

         A. DATE OF RECEIPT. You acknowledge that you received this Agreement on or prior to February 28, 2000.

         B. ATTORNEY CONSULTATION. You acknowledge that you have had the opportunity to consult an attorney of your choice concerning this Agreement, Release and Waiver.

         C. Period of Review. You acknowledge that you have been given at least 21 days in which to review and consider signing this Agreement. In the event you execute this Agreement within less than 21 days of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that he has had the opportunity to consider this Agreement for the entire 21-day period but decided to waive that opportunity.

         D. ENTIRE AGREEMENT. This Agreement, Release and Waiver, sets forth the entire agreement between Neoprobe and yourself and supersedes and renders null and void any and all prior or contemporaneous oral or written understandings, statements, representations or promises, including the Severance Agreement dated October 23, 1998 attached as Exhibit A. This Agreement does not, however, supersede the Proprietary Information Agreement, which remains in full force and effect.

         E. GOVERNING LAW. This Agreement shall be construed and governed by the laws of the State of Ohio and adjudicated within the exclusive jurisdiction of the courts having jurisdiction over, Franklin County, Ohio.

         F. REVOCATION OF AGREEMENT, RELEASE AND WAIVER. You understand that you have the right to revoke this Agreement within seven
                  (7) days of your signing it, and that this Agreement shall not become effective or enforceable until this seven (7) day period has expired. To revoke this Agreement, Release and Waiver, you agree to notify in writing, the Human Resources Dept., Neoprobe Corporation, 425 Metro Place North, Suite 300, Dublin, OH 43017. Unless so revoked, this Agreement will be effective at 5:00 p.m. on suc seventh day. You agree that if you exercise your right to revoke this Agreement within seven
                  (7) days, your termination of employment will nevertheless occur, you will not be entitled to the Severance Benefits, and you will immediately return to Neoprobe any consideration you have already received.


YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL THE PROVISIONS OF THIS AGREEMENT, RELEASE AND WAIVER, AND YOU ARE ENTERING INTO THIS AGREEMENT VOLUNTARILY. YOU ACKNOWLEDGE THAT THE CONSIDERATION YOU ARE RECEIVING IN EXCHANGE FOR EXECUTING THIS AGREEMENT IS GREATER THAN THAT WHICH YOU WOULD BE ENTITLED TO IN THE ABSENCE OF THIS AGREEMENT. YOU HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT.


         WHEREFORE, the parties have read all of the foregoing, understand the same, and agree to all of the provisions contained herein.



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NEOPROBE CORPORATION                                EMPLOYEE


By:     /s/ David C. Bupp                    By:     /s/ Matthew F. Bowman
        ------------------------                     ------------------------
        David C. Bupp                                Matthew F. Bowman
        President & CEO


Dated:  March 2, 2000                        Dated:  3/2/00
        ------------------------                     ------------------------



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